SUPPLEMENT dated November 6, 2003

(To Prospectus Supplement Dated July 25, 2003

to Prospectus Dated March 20, 2003)

$768,907,000 (Approximate)

First Franklin Mortgage Loan Trust 2003-FF3

Mortgage Pass-Through Certificates, Series 2003-FF3

___________

The information in the table entitled “Ocwen Delinquencies and Foreclosures” for the period ended as of December 31, 2002 set forth on page S-72 of the prospectus supplement is deleted and replaced with the following:

	As of December 31, 2002
	By No. of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	229,335	$26,356,007	100.00%	100.00%
Period of Delinquency(1)
30-59 days	8,483	$ 858,552	3.70%	3.26%
60-89 days	3,718	$ 393,762	1.62%	1.49%
90 days or more	19,823	$ 1,820,509	8.64%	6.91%
Total Delinquent Loans	32,024	$ 3,072,823	13.96%	11.66%
Loans in Foreclosure(2)	8,323	$ 849,266	3.63%	3.22%

The footnotes under this table on page S-72 remain unchanged.

___________

Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.